Macy’s, Inc. Reports Second Quarter 2019 Earnings

•	Comparable sales growth of 0.2% on an owned basis; 0.3% on an owned plus licensed basis

•	Diluted EPS and Adjusted Diluted EPS of $0.28

•	Strategic initiatives on track to continue delivering sales growth in the back half of the year

•	Fall inventory in line with anticipated customer demand

•	Company reaffirmed annual sales guidance and lowered EPS guidance

CINCINNATI--August 14, 2019-- Macy’s, Inc. (NYSE: M) today reported results for the second quarter 2019. The company reaffirmed its annual sales guidance and lowered its EPS guidance for fiscal 2019.

Financial Highlights

	Second Quarter		First Half
(in millions)	2019	2018	2019	2018
Net sales	$5,546	$5,572	$11,050	$11,112
Comparable sales
Owned	0.2%	0.0%	0.4%	1.9%
Owned plus licensed	0.3%	0.5%	0.5%	2.3%
53rd week shifted calendar (owned plus licensed)*		2.3%		1.8%

Net income attributable to Macy’s, Inc. shareholders	$86	$166	$223	$306
Earnings before interest, taxes, depreciation and amortization	$400	$501	$846	$993
Diluted earnings per share	$0.28	$0.53	$0.71	$0.98

Adjusted Net income attributable to Macy’s, Inc. shareholders	$88	$219	$225	$369
Adjusted Earnings before interest, taxes, depreciation and amortization	$402	$566	$849	$1,071
Adjusted Diluted earnings per share	$0.28	$0.70	$0.72	$1.19
*Comparable sales adjusted for the impact of the 53rd week reflect a shift of the company's 2017 calendar to align with 2018 on a like-for-like basis.
Note: Adjusted metrics reflect the exclusion of certain items from the respective financial measures. Please see the final pages of this news release for important information regarding the nature of such excluded amounts and calculation of the company’s non-GAAP financial measures.

“Macy’s, Inc. delivered another quarter of comparable sales growth. That said, we had a slow start to the quarter and finished below our expectations. Rising inventory levels became a challenge based on a combination of factors: a fashion miss in our key women’s sportswear private brands, slow sell-through of warm weather apparel and the accelerated decline in international tourism. We took markdowns to clear the excess Spring inventory and are entering the Fall season with the right inventory to meet anticipated customer demand,” said Jeff Gennette, Macy’s, Inc. chairman & chief executive officer. “While we had seasonal inventory challenges in Spring, there are many areas of the business that are performing well, notably our Destination Businesses. We continue to see healthier sales within our brick and mortar business, led by our Growth50 stores and Backstage expansion. Our digital business posted its fortieth consecutive quarter of double-digit growth, and mobile remained our fastest growing channel.”

“Our 2019 strategic initiatives are on track to contribute to sales growth in the back half of the year, and we have plans to drive productivity and improve gross margins,” Gennette added. “Our team has responded quickly to the external environment, course corrected when needed and we remain confident. Our 130,000 colleagues compete every day to win our customers’ business.”

Asset Sale Gains

Asset sale gains for the second quarter of 2019 totaled $7 million pre-tax, or $5 million after-tax and $0.01 per diluted share attributable to Macy’s, Inc. shareholders. This compares to the second quarter of 2018, when asset sale gains totaled $46 million pre-tax, or $34 million after-tax and $0.11 per diluted share attributable to Macy’s, Inc. shareholders.

Asset sale gains for the first half of 2019 totaled $49 million pre-tax, or $36 million after-tax and $0.11 per diluted share attributable to Macy’s, Inc. shareholders. This compares to the first half of 2018, when asset sale gains totaled $70 million pre-tax, or $53 million after-tax and $0.17 per diluted share attributable to Macy’s, Inc. shareholders.

Updated Guidance

Macy's, Inc. is reaffirming its previously provided annual sales guidance for 2019. Based primarily on its second quarter of 2019 performance, the company is lowering its guidance for Diluted EPS, excluding settlement charges, impairment and other costs, by 20 cents.

	Revised 2019 Annual Guidance	Original 2019 Annual Guidance
Comparable sales (owned plus licensed)	Flat to up 1%	Flat to up 1%
Comparable sales (owned)	Flat to up 1%	Flat to up 1%
Net sales	Approximately flat	Approximately flat
Adjusted Diluted earnings per share	$2.85 to $3.05	$3.05 to $3.25
Asset sale gains	Approximately $100 million (or $0.25 per share)	Approximately $100 million (or $0.25 per share)
Annual tax rate	23%	23%

Macy’s, Inc.’s revised Adjusted Diluted EPS guidance does not reflect the fourth tranche of tariffs on goods from China. In light of the announcement by the United States Trade Representative on August 13, 2019, the company is evaluating the details of these tariffs and is actively working with its vendor partners and suppliers in China to help mitigate potential impact.

About Macy's, Inc.

Macy’s, Inc. is one of the nation’s premier retailers, with fiscal 2018 sales of $24.971 billion and approximately 130,000 employees. The company operates approximately 680 department stores under the nameplates Macy’s and Bloomingdale’s, and approximately 190 specialty stores that include Bloomingdale’s The Outlet, Bluemercury, and Macy’s Backstage. Macy’s, Inc. operates stores in 43 states, the District of Columbia, Guam and Puerto Rico, as well as macys.com, bloomingdales.com and bluemercury.com. Bloomingdale’s stores in Dubai and Kuwait are operated by Al Tayer Group LLC under license agreements. Macy’s, Inc. has corporate headquarters in Cincinnati, Ohio, and New York, New York.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of federal tax reform and potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange

Commission. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NOTE: Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.’s call with analysts and investors will be held today (August 14, 2019) at 9:30 a.m. ET. The webcast, along with the associated presentation, is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-888-254-3590, passcode 7241409. A replay of the conference call and slides can be accessed on the website or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.

Macy's, Inc. will report results for the third quarter 2019 on Thursday, November 21, 2019. Moving forward, the company will hold its call with analysts and investors at 8:00 a.m. ET.

Macy's, Inc. is scheduled to present at the Goldman Sachs Annual Global Retailing Conference at 8:05 a.m. ET on Thursday, September 5, 2019, in New York City. Media and investors may access a live audio webcast of the presentation at www.macysinc.com/ir on September 5, 2019. A replay of the webcast will be available on the company’s website.

Contacts:
Media – Blair Fasbender Rosenberg
646-429-6032
media@macys.com

Investors – Mike McGuire
513-579-7780
investors@macys.com

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1 and Note 2)
(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended
	August 3, 2019		August 4, 2018
	$	% to Net sales	$	% to Net sales

Net sales	$5,546		$5,572

Credit card revenues, net	176	3.2%	186	3.3%

Cost of sales	(3,395)	(61.2%)	(3,320)	(59.6%)

Selling, general and administrative expenses	(2,177)	(39.3%)	(2,164)	(38.8%)

Gains on sale of real estate	7	0.1%	46	0.8%

Impairment and other costs	(2)	—%	(17)	(0.3%)

Operating income	155	2.8%	303	5.4%

Benefit plan income, net	8		11

Settlement charges	—		(50)

Interest expense, net	(47)		(62)

Losses on early retirement of debt	—		(5)

Income before income taxes	116		197

Federal, state and local income tax expense	(30)		(33)

Net income	86		164

Net loss attributable to noncontrolling interest	—		2

Net income attributable to Macy's, Inc. shareholders	$86		$166

Basic earnings per share attributable to Macy's, Inc. shareholders	$0.28		$0.54

Diluted earnings per share attributable to Macy's, Inc. shareholders	$0.28		$0.53

Average common shares:
Basic	309.8		307.7
Diluted	311.6		312.0

End of period common shares outstanding	308.9		307.0

Supplemental Financial Measures:
Gross Margin (Note 3)	$2,151	38.8%	$2,252	40.4%
Depreciation and amortization expense	$237		$235

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1 and Note 2)
(All amounts in millions except percentages and per share figures)

	26 weeks ended		26 weeks ended
	August 3, 2019		August 4, 2018
	$	% to Net sales	$	% to Net sales

Net sales	$11,050		$11,112

Credit card revenues, net	348	3.1%	343	3.1%

Cost of sales	(6,798)	(61.5%)	(6,701)	(60.3%)

Selling, general and administrative expenses	(4,287)	(38.8%)	(4,247)	(38.2%)

Gains on sale of real estate	49	0.4%	70	0.6%

Impairment and other costs	(3)	—%	(36)	(0.3%)

Operating income	359	3.2%	541	4.9%

Benefit plan income, net	15		22

Settlement charges	—		(50)

Interest expense, net	(94)		(128)

Losses on early retirement of debt	—		(5)

Income before income taxes	280		380

Federal, state and local income tax expense	(57)		(84)

Net income	223		296

Net loss attributable to noncontrolling interest	—		10

Net income attributable to Macy's, Inc. shareholders	$223		$306

Basic earnings per share attributable to Macy's, Inc. shareholders	$0.72		$0.99

Diluted earnings per share attributable to Macy's, Inc. shareholders	$0.71		$0.98

Average common shares:
Basic	309.5		307.1
Diluted	311.5		310.7

End of period common shares outstanding	308.9		307.0

Supplemental Financial Measures:
Gross Margin (Note 3)	$4,252	38.5%	$4,411	39.7%
Depreciation and amortization expense	$472		$470

MACY’S, INC.

Consolidated Balance Sheets (Unaudited) (Note 2)
(millions)

	August 3, 2019	February 2, 2019	August 4, 2018
ASSETS:
Current Assets:
Cash and cash equivalents	$674	$1,162	$1,068
Receivables	240	400	261
Merchandise inventories	5,029	5,263	4,956
Prepaid expenses and other current assets	603	620	580
Total Current Assets	6,546	7,445	6,865

Property and Equipment – net	6,483	6,637	6,547
Right of Use Assets	2,636	—	—
Goodwill	3,908	3,908	3,908
Other Intangible Assets – net	440	478	483
Other Assets	728	726	865

Total Assets	$20,741	$19,194	$18,668

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$6	$43	$63
Merchandise accounts payable	1,674	1,655	1,795
Accounts payable and accrued liabilities	2,739	3,366	2,608
Income taxes	20	168	15
Total Current Liabilities	4,439	5,232	4,481

Long-Term Debt	4,680	4,708	5,473
Long-Term Lease Liabilities	2,836	—	—
Deferred Income Taxes	1,206	1,238	1,194
Other Liabilities	1,265	1,580	1,626
Shareholders' Equity:
Macy's, Inc.	6,315	6,436	5,916
Noncontrolling interest	—	—	(22)
Total Shareholders' Equity	6,315	6,436	5,894

Total Liabilities and Shareholders’ Equity	$20,741	$19,194	$18,668

MACY’S, INC.

Consolidated Statements of Cash Flows (Unaudited) (Note 2 and Note 4)
(millions)

	26 Weeks Ended	26 Weeks Ended
	August 3, 2019	August 4, 2018
Cash flows from operating activities:
Net income	$223	$296
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment and other costs	3	36
Settlement charges	—	50
Depreciation and amortization	472	470
Stock-based compensation expense	28	31
Gains on sale of real estate	(49)	(70)
Deferred income taxes	17	36
Benefit plans	15	18
Amortization of financing costs and premium on acquired debt	1	(5)
Changes in assets and liabilities:
Decrease in receivables	160	88
Decrease in merchandise inventories	234	221
Decrease in prepaid expenses and other current assets	19	29
Increase in merchandise accounts payable	55	219
Decrease in accounts payable and accrued liabilities	(619)	(510)
Decrease in current income taxes	(149)	(271)
Change in other assets and liabilities	(60)	(94)
Net cash provided by operating activities	350	544

Cash flows from investing activities:
Purchase of property and equipment	(378)	(275)
Capitalized software	(123)	(133)
Disposition of property and equipment	59	88
Other, net	(12)	8
Net cash used by investing activities	(454)	(312)

Cash flows from financing activities:
Debt issuance costs	(3)	—
Debt repaid	(39)	(357)
Dividends paid	(233)	(232)
Decrease in outstanding checks	(128)	(90)
Issuance of common stock	6	38
Proceeds from noncontrolling interest	—	5
Net cash used by financing activities	(397)	(636)

Net decrease in cash, cash equivalents and restricted cash	(501)	(404)
Cash, cash equivalents and restricted cash beginning of period	1,248	1,513

Cash, cash equivalents and restricted cash end of period	$747	$1,109

MACY’S, INC.

Consolidated Financial Statements (Unaudited)

Notes:

(1)
As a result of the seasonal nature of the retail business, the results of operations for the 13 and 26 weeks ended August 3, 2019 and August 4, 2018 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)
The results for the 13 and 26 weeks ended August 3, 2019 reflect the adoption of Accounting Standards Update 2016-02 (ASU 2016-02), Leases, on February 3, 2019, utilizing the modified retrospective approach which allowed for transition in the period of adoption.

(3)	Gross margin is defined as net sales less cost of sales.

(4)
Restricted cash of $73 million and $41 million have been included with cash and cash equivalents for the 26 weeks ended August 3, 2019 and August 4, 2018, respectively. Further, reclassifications were made to certain prior period's amounts to conform with the classifications of such amounts in the most recent period.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Management believes that providing supplemental changes in comparable sales on an owned plus licensed basis and changes in comparable sales on an owned plus licensed basis adjusted for the 53rd week calendar shift, which include adjusting for growth in comparable sales of departments licensed to third parties, assists in evaluating the company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, and in evaluating the impact of changes in the manner in which certain departments are operated. Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure which the company believes provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment. In addition, management believes that excluding certain items from EBITDA, net income and diluted earnings per share attributable to Macy's, Inc. shareholders that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and to more readily compare these metrics between past and future periods.

The reconciliation of the forward-looking non-GAAP financial measure of changes in comparable sales on an owned plus licensed basis to GAAP comparable sales (i.e., on an owned basis) is in the same manner as illustrated below, except that the impact of growth in comparable sales of departments licensed to third parties is the only reconciling item. In addition, the company does not provide the most directly comparable forward-looking GAAP measure of diluted earnings per share attributable to Macy’s, Inc. shareholders excluding certain items because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. Additionally, the amounts received by the company on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)

Changes in Comparable Sales

	13 Weeks Ended August 3, 2019	26 Weeks Ended August 3, 2019

Increase in comparable sales on an owned basis (Note 5)	0.2%	0.4%

Comparable sales growth impact of departments licensed to third parties (Note 6)	0.1%	0.1%

Increase in comparable sales on an owned plus licensed basis	0.3%	0.5%

	13 Weeks Ended August 4, 2018	26 Weeks Ended August 4, 2018

Increase in comparable sales on an owned basis (Note 5)	0.0%	1.9%

Comparable sales growth impact of departments licensed to third parties (Note 6)	0.5%	0.4%

Increase in comparable sales on an owned plus licensed basis	0.5%	2.3%

Impact of 53rd Week Shifted Calendar	1.8%	(0.5)%

53rd Week Shifted Calendar comparable sales on an owned plus licensed basis (Note 7)	2.3%	1.8%

Notes:

(5)
Represents the period-to-period percentage change in net sales from stores in operation throughout the year presented and the immediately preceding year and all online sales, excluding commissions from departments licensed to third parties. Stores impacted by a natural disaster or undergoing significant expansion or shrinkage remain in the comparable sales calculation unless the store, or material portion of the store, is closed for a significant period of time. Definitions and calculations of comparable sales may differ among companies in the retail industry.

(6)
Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and all online sales in the calculation of comparable sales. The company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The company does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e., on an owned basis). The amounts of commissions earned on sales of departments licensed to third parties are not material to its net sales for the periods presented.

(7)
Represents comparable sales on an owned plus licensed basis that incorporates a shift of the company's fiscal 2017 calendar to align with fiscal 2018 on a like-for-like basis as a result of the 53rd week in fiscal 2017.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures

Earnings before Interest, Taxes, Depreciation and Amortization, Net Income and Diluted Earnings Per Share Attributable to Macy's, Inc. Shareholders, Excluding Certain Items

Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:

•	EBITDA and adjusted EBITDA are reconciled to GAAP net income attributable to Macy’s, Inc. shareholders.

•	Adjusted net income attributable to Macy’s, Inc. shareholders is reconciled to GAAP net income attributable to Macy’s, Inc. shareholders.

•	Adjusted diluted earnings per share attributable to Macy’s, Inc. shareholders is reconciled to GAAP diluted earnings per share attributable to Macy’s, Inc.

Adjusted EBITDA

	13 Weeks Ended	13 Weeks Ended
	August 3, 2019	August 4, 2018

Net income attributable to Macy's, Inc. shareholders	$86	$166
Interest expense, net	47	62
Losses on early retirement of debt	—	5
Federal, state and local income tax expense	30	33
Depreciation and amortization	237	235
EBITDA	400	501
Impairment and other costs (Note 8)	2	15
Settlement charges	—	50
Adjusted EBITDA	$402	$566

	26 Weeks Ended	26 Weeks Ended
	August 3, 2019	August 4, 2018

Net income attributable to Macy's, Inc. shareholders	$223	$306
Interest expense, net	94	128
Losses on early retirement of debt	—	5
Federal, state and local income tax expense	57	84
Depreciation and amortization	472	470
EBITDA	846	993
Impairment and other costs (Note 8)	3	28
Settlement charges	—	50
Adjusted EBITDA	$849	$1,071

Note 8: The above pre-tax adjustments for the 13 and 26 weeks ended August 4, 2018 exclude impairment and other costs attributable to the noncontrolling interest shareholder of $2 million and $8 million, respectively.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Diluted Earnings Per Share Attributable to Macy's, Inc. Shareholders

	13 Weeks Ended		13 Weeks Ended
	August 3, 2019		August 4, 2018

	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share
As reported	$86	$0.28	$166	$0.53
Impairment and other costs (Note 9)	2	—	15	0.05
Settlement charges	—	—	50	0.16
Losses on early retirement of debt	—	—	5	0.02
Income tax impact of certain items identified above (Note 10)	—	—	(17)	(0.06)
As adjusted	$88	$0.28	$219	$0.70

	26 Weeks Ended		26 Weeks Ended
	August 3, 2019		August 4, 2018

	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share
As reported	$223	$0.71	$306	$0.98
Impairment and other costs (Note 9)	3	0.01	28	0.09
Settlement charges	—	—	50	0.16
Losses on early retirement of debt	—	—	5	0.02
Income tax impact of certain items identified above (Note 10)	(1)	—	(20)	(0.06)
As adjusted	$225	$0.72	$369	$1.19

Note 9: The above pre-tax adjustments for the 13 and 26 weeks ended August 4, 2018 exclude impairment and other costs attributable to the noncontrolling interest shareholder of $2 million and $8 million, respectively.

Note 10: The impact during the 13 and 26 weeks ended August 3, 2019 represents a value less than zero for net income attributable to Macy's, Inc. shareholders or $0.01 per diluted share attributable to Macy's, Inc. shareholders.